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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

William Lyon Homes, Inc.

  State of Incorporation: California

Presley Homes

  State of Incorporation: California

California Equity Funding, Inc.

  State of Incorporation: California

PH Institutional Ventures

  State of Incorporation: California

Duxford Interiors

  State of Incorporation: California

PH Ventures -- San Jose

  State of Incorporation: California

Presley CMR, Inc.

  State of Incorporation: California

HSP Inc.

  State of Incorporation: California

Duxford Financial, Inc.

  State of Incorporation: California

The Presley Companies

  State of Incorporation: California

Presley Southwest, Inc.

  State of Incorporation: Arizona

William Lyon Southwest, Inc.

  State of Incorporation: Arizona

Mountain Gate Ventures, Inc.

  State of Incorporation: Arizona
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PH - LP Ventures

  State of Incorporation: California

PH - Rielly Ventures

  State of Incorporation: Arizona

Duxford Title Reinsurance Co.

  State of Incorporation: Vermont

Other names under which William Lyon Homes conducts business:

     William Lyon Homes - Southern California Division
     William Lyon Homes - Northern California Division
     William Lyon Homes - San Diego Division
     William Lyon Homes - Arizona Division
     William Lyon Homes - Nevada Division
     Horsethief Canyon Partners
     Oakhurst Country Club
     Presley Homes - Thousand Oaks, L.P.
     Presley Torrey I Associates, LLC
     Presley Torrey II Associates, LLC
     Presley Mercy Associates, LLC
     Cerro Plata Associates, LLC
     Stonecrest - San Diego, L.P.
     White Cloud Estates - Simi Valley, L.P.
     Meadowlark - San Marcos, L.P.
     CP at Forster Ranch, L.P.
     East Grove, L.P.
     Fairway Farms, LLC
     PHI Otay Ranch Associates, LLC
     PHI Castle Creek Associates, LLC
     Lyon Manor at Thomas Ranch, LLC
     Lyon Plantation at Thomas Ranch, LLC
     Lyon Ridge, LLC
     LP Homes #1, LLC
     St. Helena Westminster Estates, LLC
     Laurel Creek Associates, LLC
     Summerlane - HB, L.P.
     Atlanta & Beach, L.P.
     Woodlake, L.P.
     Stonebriar L.P.
     Reston Associates, LLC
     Hampton Road Associates, LLC
     Henry Ranch, LLC
     Otay R-29, LLC
     4S Lot 12, LLC
     Presley - Rielly Orange Groves, LLC
     Bayport Mortgage, L.P.